EXHIBIT 99.1


SAN JOSE, CA, March 23, 2006 - San Jose Water Company (SJWC), a wholly owned subsidiary of SJW Corp. (NYSE:SJW), announced today that it has appointed Rahul Mathur as controller effective March
27, 2006.

Prior to joining San Jose Water Company, Rahul Mathur was a Customer Group Controller at KLA-Tencor Corporation. Mr. Mathur held positions in finance and operations at KLA-Tencor Corporation since 1998. Prior to working for KLA-Tencor Corporation, Mr. Mathur was a consultant with Arthur Andersen. Mr. Mathur holds a bachelor's degree in Applied Mathematics from Dartmouth College and an MBA from the Wharton School of Business at the University of Pennsylvania.

SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San
Jose Water Company, provides water service to a population of approximately one million people in San Jose and nearby communities.

This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions with respect to its real property, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may cause actual results, performance or achievements to materially differ may include future San Jose economic conditions and other factors described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.